Exhibit 99.2
Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market, Inc.
+1 301 978 8041
Sent via Electronic Delivery to: mmontenegro@sbscorporate.com
June 7, 2010
Melanie Montenegro, Esq.
General Counsel
Spanish Broadcasting System, Inc.
2601 South Bayshore Drive, PH II
Coconut Grove, FL. 33133
Re:    Spanish Broadcasting System, Inc. (the “Company”)
Dear Ms. Montenegro:
On August 27, 2009, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Global Market set forth in Listing Rule 5605(c)(2) (the “Rule”). Based on the information regarding the appointment of Mr. Manuel E. Machado to the Company’s audit committee, as detailed in your email dated June 4, 2010, Staff has determined that the Company complies with the Rule and this matter is now closed.
If you have any questions, please contact Curtis Rimmey, Lead Analyst, at +1 301 978 8079.
Respectfully,